Exhibit 10.3

Loan Contract

Borrower (Party A):	Shandong longkong Travel Development Co., Ltd

Creditor (Party B):	Tianyuan Tiancheng Guaranting Co., Ltd

Guarantor (PartyC):	1. Shangjiu Zhang
2. Rongxia Chen
3. Ronghui Chen
4. Yishui Yinhe Tourism development Co., Ltd

Pursuant to relevant National laws and regulations, after a sufficient consultation in a basis of equal and won free will. Party A, Party B, Party C entered into this contract and agreed to abide by it.

Borrowing Terms
Article 1: Loan Amount:

The loan amount is RMB: Five Million (5,000,000), the loan interest shall be calculated at the rate of __ month.

Article 2: Loan Term

The loan term is from 25-03-2011 to 24-05-2011, the actual period shall be based on Loan Voucher which is the part of the contract with the same legal enforcement.

Article 3: Repayment

1.  Party A shall transfer the principle and interest to Party B’s account in a lump sum or repay in cash.

2.  Any event which caused or may cause adverse effect on repaying the loan occurs to Party A, Party B has right to request Party A to repay in advance.

Article 4: Breach of Faith and Liability for Breach

One or more of such following events occurs, which shall be regarded as Party A breached the contract, Party A shall bear the liability for breach:

1.   Party fails to completely carry out any commitment, guarantee, obligation or liability under this contract;

2.  Party A or Party C provided false information or hiding material facts;

3.  Other events which caused or may cause effect on loan repaying in full amount as scheduled.

4.  Party A fails to repay the principle and interest as scheduled in contract, Party B shall charge Party A the compensation at amount of 3% of loan amount every day counting from the loan commencing date, Party has right to raise a lawsuit in a court.

5.  Party B has right to take any action stipulated under contract or by laws when Party A breached the contract.

6.  Party A breached the contract, which caused Party to solve it by a lawsuit, Party A and Party C shall bear such all cost and expense on lawyer, travel and other expense occurred to Party A to realize the creditor’s right.

Guarantee Terms

Article 5: Guarantee

1.  Party C provides the legal and valid Guarantee to Party A in his free will.

2.  Any event which may cause adverse effect on Party A’s right occurred to the Guarantee under this contract, Party A shall provide another legal valid guarantee in time as Party B required, which guarantee shall be approved by Party A.

Article 6: Guarantee Type

The guarantee type under this contract is Joint Guarantee.

Article 7；Guarantee Scope

The guarantee scope under this contract shall include: Principle, interest, compound interest, penalty, breach compensation, damage compensation and lawsuit expense, lawyer fee and etc expense related to Party B to realizing creditor’s right, other payable expenses.

Article 8: Guarantee Period

The guarantee period under this contract is Two years starting from the loan term due date and the contract existing period.

Other Provisions
Article 9: Dispute Settlement

Any dispute raise during processing contract period, each party shall try to resolve it by consultation; failing on consultation, it shall be resolved by a lawsuit in the court where Party B’s business address locating.

Article 10: Become Effectiveness

 1. This contract shall become effective on the date when each Party sign and seal on the contract (a natural person just sign), Pledge or Pledge Guarantee shall be effective after the necessary registering required by laws and regulation accomplished, related provision and contain shall become solid when the contract is signed, become effective on the date of registering accomplished.

 2. This contract is made out 3 duplicate, each for above parties, has the same legal enforcement.

Article 11: Supplyment Provision
  __________________________________________________________

Creditor: (seal)  Tianyuan Tiancheng Guaranting Co., Ltd    (sealed)

Legal representative or/proxy:           Xiangshan Yin (sealed)

Borrower: (seal) Shandong longkong Travel Development Co., Ltd (sealed)

Legal representative or/proxy:       Shangjiu Zhang     (signed)

Guarantor 1:                      Shanjiu Zhang      (signed)

Tel:

Guarantor 2:                      Rongxia Chen      (signed)

Tel:

Guarantor 3:                      Ronghui Chen      (signed)

Tel:

Guarantor 4:    Yishui Yinhe Tourism development Co., Ltd (sealed)

Legal representative or/proxy:        Ronghui Chen      (signed)

Date:  March 25, 2011